Exhibit 99.1

News Release

PartnerRe Ltd. Reports Second Quarter and Half Year 2012 Results

•	Second Quarter Operating Earnings per share of $2.20; Net Income per share of $2.50

•	Second Quarter Annualized Operating ROE of 10.4%; Annualized Net Income ROE of 11.8%

•	Half Year Operating Earnings per share of $4.97; Net Income per share of $7.76

•	Half Year Annualized Operating ROE of 11.7%; Annualized Net Income ROE of 18.3%

•	Book Value of $91.88 per share, up 2.5% for the quarter and up 8.3% year-to-date.

PEMBROKE, Bermuda, July 30, 2012 — PartnerRe Ltd. (NYSE, Euronext: PRE) today reported net income of $176.1 million, or $2.50 per share for the second quarter of 2012. This net income includes net after-tax realized and unrealized gains on investments of $18.3 million, or $0.29 per share. Net income for the second quarter of 2011 was $124.2 million, or $1.69 per share, including net after-tax realized and unrealized gains on investments of $41.0 million, or $0.60 per share. The Company recorded operating earnings of $142.0 million, or $2.20 per share, for the second quarter of 2012. This compares to operating earnings of $67.2 million, or $0.98 per share, for the second quarter of 2011.

Net income for the first six months of 2012 was $536.3 million, or $7.76 per share. This net income includes net after-tax realized and unrealized gains on investments of $177.5 million, or $2.73 per share. Net loss for the first six months of 2011 was $682.8 million, or $10.32 per share, including net after-tax realized and unrealized losses on investments of $47.4 million, or $0.70 per share. Operating earnings for the first six months of 2012 were $323.7 million, or $4.97 per share. This compares to an operating loss of $668.4 million, or $9.86 per share, for the first six months of 2011.

Operating earnings or loss excludes net after-tax realized and unrealized investment gains and losses, net after-tax foreign exchange gains and losses, and certain net after-tax interest in results of equity investments, and is calculated after the payment of preferred dividends. All references to per share amounts in the text of this press release are on a fully diluted basis.

Commenting on results for the second quarter of 2012, PartnerRe President & Chief Executive Officer Costas Miranthis said, “We had a solid second quarter driven by strong underwriting results. This, together with our good first quarter results, led to a combined ratio of 87.8% for the first half of 2012, and a 11.7% operating return on beginning equity for the six month period. Despite a difficult investment environment, our portfolio did well, recording modest gains. Our year-to-date operating performance, as well as the significant portfolio gains in the first quarter, resulted in book value per share growth of approximately 8 percent year-to-date. We continue to be active on the capital management front, while maintaining a strong capital position as we head into the U.S. wind season.”

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Mr. Miranthis added, “The renewal environment overall was positive, with risk-adjusted rate improvement in several lines, but it remains fragmented. Further, the pace of improvement, particularly in catastrophe-exposed lines, appears to have decelerated, and sustainability of current rates and trends in cat will be dependent on loss activity for the remainder of the year. I am pleased that we continue to find attractive opportunities to broaden our portfolio; and I am confident that our global footprint and line of business expertise position us well in this challenging operating environment.”

Highlights for the second quarter and first six months of 2012 compared to the same periods in 2011 include:

Results of operations:

•

For the second quarter, net premiums written of $1.1 billion were up 8%, or up 10% on a constant foreign exchange basis, primarily related to new business and increased treaty participations in the North America, Global (Non-U.S.) P&C and Global (Non-U.S.) Specialty sub-segments, and new business in the Life segment. These increases were partially offset by a decrease in the Catastrophe sub-segment net premiums written due to lower reinstatement premiums. For the first six months of 2012, net premiums written were up 3%, or up 5% on a constant foreign exchange basis, primarily for the same reasons described for the second quarter, except for the decrease in the Catastrophe sub-segment net written premiums which was due to reductions of certain exposures.

•

For the second quarter, net premiums earned of $1.1 billion were down 2%, or up 1% on a constant foreign exchange basis. On a constant foreign exchange basis, net premiums earned increased in the North America and Global (Non-U.S.) Specialty sub-segments and Life segment due to new business and increased treaty participations. These increases were partially offset by decreases in the Global (Non-U.S.) P&C and Catastrophe sub-segments due to the effect of the Company’s decisions in prior quarters to cancel and non-renew business. For the first six months of 2012, net premiums earned were down 4%, or 2% on a constant foreign exchange basis, primarily for the same reasons described for the second quarter.

•

For the second quarter, the Non-life combined ratio was 90.6% and included 12.9 points (or $115 million) of net favorable loss development on prior accident years. All Non-life sub-segments except the Catastrophe sub-segment, which was flat, experienced net favorable development on prior accident years during the second quarter of 2012. For the first six months of 2012, the Non-life combined ratio was 87.8% and included 16.5% points (or $279 million) of net favorable loss development on prior accident years.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

•

For the second quarter and first six months of 2012, net investment income of $153 million and $300 million, respectively, were down 3%, or 2% on a constant foreign exchange basis compared to the applicable prior year periods, primarily reflecting lower reinvestment rates.

•

For the second quarter, pre-tax net realized and unrealized investment gains were $38 million and primarily related to decreases in risk-free interest rates. For the first six months of 2012, pre-tax net realized and unrealized investment gains were $231 million and primarily related to narrowing credit spreads, increases in the market value of equities and decreases in risk-free interest rates.

•

For the second quarter, the effective tax rate on operating earnings and non-operating earnings was 13% and 59%, respectively. For the first six months of 2012, the effective tax rate on operating earnings and non-operating earnings was 14% and 24%, respectively.

Balance sheet and capitalization:

•	Total investments, cash and funds held – directly managed were $17.8 billion at June 30, 2012, down 1% compared to December 31, 2011.

•	Net Non-life loss and loss expense reserves were $10.3 billion at June 30, 2012, down 5% compared to December 31, 2011 primarily due to loss payments associated with 2011 catastrophe events.

•	Net policy benefits for life and annuity contracts were $1.6 billion at June 30, 2012, down 1% compared to December 31, 2011.

•

Total capital was $7.5 billion at June 30, 2012, up 3% from $7.3 billion at December 31, 2011. The increase was primarily driven by net income of $536 million for the first six months of 2012, partially offset by share repurchases and common and preferred dividend payments.

•

During the second quarter of 2012, the Company repurchased approximately 3 million common shares at a total cost of approximately $210 million. During the period July 1, 2012 through July 27, 2012, the Company repurchased approximately 350 thousand common shares at a total cost of approximately $26 million. At July 30, 2012, approximately 1.8 million common shares remained under the current repurchase authorization

•	Total shareholders’ equity was $6.7 billion at June 30, 2012, up 4% compared to $6.5 billion at December 31, 2011. The increase was driven by the factors described for total capital.

•

Book value per common share was $91.88 on a fully diluted basis at June 30, 2012, up 8% compared to $84.82 per diluted share at December 31, 2011. The increase was driven by the factors described for total capital and the accretive impact of share repurchases.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Segment and sub-segment highlights for the second quarter and first six months of 2012 compared to the same periods in 2011 include:

Non-life:

•

All Non-life sub-segments, except for the Catastrophe sub-segment, reported an increase in net premiums written compared to the second quarter and first six months of 2011. These increases were primarily due to new business and increased treaty participations, which were partially offset by the effects of business cancelled and non-renewed in prior quarters.

•

For the second quarter, the North America sub-segment’s net premiums written were up 12% primarily due to the late binding of a significant January 1 agriculture treaty in April 2012 and increased treaty participations in the property line of business, which were partially offset by non-renewals. This sub-segment reported a technical ratio of 87.5%, which included 13.4 points (or $38 million) of net favorable prior year loss development. For the first six months of 2012, the North America sub-segment’s net premiums written were up 5% primarily due to the same factors describing the second quarter, partially offset by an experience driven premium adjustment related to favorable results from the 2011 crop year. This sub-segment reported a technical ratio of 85.6%, which included 19.1 points (or $100 million) of net favorable prior year loss development.

•

For the second quarter, the Global (Non-U.S.) P&C sub-segment’s net premiums written were up 6%, or 10% on a constant foreign exchange basis, due to the impact of new business in the motor line of business. This increase was partially offset by the effects of cancellations in prior quarters. This sub-segment reported a technical ratio of 96.2%, which included 11.0 points (or $18 million) of net favorable prior year loss development. For the first six months of 2012, the Global (Non-U.S.) P&C sub-segment’s net premiums written were up 8%, or 11% on a constant foreign exchange basis, primarily due to the same factors describing the second quarter. This sub-segment reported a technical ratio of 90.9%, which included 14.1 points (or $46 million) of net favorable prior year loss development.

•

For the second quarter, the Global (Non-U.S.) Specialty sub-segment’s net premiums written were up 18%, or 21% on a constant foreign exchange basis, primarily due to increases from almost all lines of business driven by new business, increased treaty participations and positive premium adjustments. This sub-segment reported a technical ratio of 84.3%, which included 16.1 points (or $59 million) of net favorable prior year loss development. For the first six months of 2012, the Global (Non-U.S.) Specialty sub-segment’s net premiums written were up 15%, or 17% on a constant foreign exchange basis, primarily due to the same factors describing the second quarter. This sub-segment reported a technical ratio of 85.0%, which included 17.0 points (or $114 million) of net favorable prior year loss development.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

•

For the second quarter, the Catastrophe sub-segment’s net premiums written were down 10% primarily related to lower reinstatement premiums, with new business written in non-peak catastrophe zones being offset by reductions in certain exposures. This sub-segment reported a technical ratio of 30.8%, with no prior year net reserve development. For the first six months of 2012, the Catastrophe sub-segment’s net premiums written were down 20%, primarily due to the non-renewal of certain business at January 1 and April 1 and a reduction in reinstatement premiums, which were partially offset by new business. This sub-segment reported a technical ratio of 20.8%, which included 11.4 points (or $19 million) of net favorable prior year loss development.

Life:

•

For the second quarter, the Life segment’s net premiums written increased by 2%, or 6% on a constant foreign exchange basis, primarily due to new longevity business written in the fourth quarter of 2011. This increase was partially offset by decreases in mortality business. For the first six months of 2012, the Life segment’s net premiums written were up 3%, or 6% on a constant foreign exchange basis, primarily due to the same factors describing the second quarter.

•

The Life allocated underwriting result, which includes allocated investment income and operating expenses, decreased to $6 million in the second quarter of 2012 compared to $12 million in the same period of 2011. The decrease was primarily due to an increased level of claims activity on certain mortality business. The Life allocated underwriting result increased to $26 million for the first six months of 2012, compared to $24 million in the same period of 2011. The increase was primarily the result of a higher level of net investment income reported by cedants.

Corporate and Other:

•

For the second quarter, investment and capital markets activities contributed income of $171 million to pre-tax net income, excluding investment income allocated to the Life segment. Of this amount, income of $134 million was included in pre-tax operating earnings and an additional $37 million in net realized and unrealized gains on investments and earnings from equity investee companies was included in pre-tax non-operating income. For the first six months of 2012, investment and capital markets activities contributed income of $498 million to pre-tax net income, excluding investment income allocated to the Life segment. Of this amount, income of $263 million was included in pre-tax operating earnings and an additional $235 million in net realized and unrealized gains on investments and earnings from equity investee companies was included in pre-tax non-operating income.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Separately, as announced by the Company today, the Board of Directors declared a quarterly dividend of $0.62 per common share. The dividend will be payable on August 31, 2012, to common shareholders of record on August 20, 2012, with the stock trading ex-dividend commencing August 16, 2012.

The Company has posted its second quarter 2012 financial supplement on its website www.partnerre.com in the Investor Relations section on the Financial Reports page under Supplementary Financial Data, which includes a reconciliation of GAAP and non-GAAP measures.

The Company will hold a dial-in conference call and question and answer session with investors at 10 a.m. Eastern tomorrow, July 31. Investors and analysts are encouraged to call in 15 minutes prior to the commencement of the call. The conference call can be accessed by dialing (877) 627-6544 or, from outside the United States, by dialing (719) 325-4923. The media are invited to listen to the call live over the Internet on the Investor Relations section of PartnerRe’s web site, www.partnerre.com. To listen to the webcast, please log on to the broadcast at least five minutes prior to the start.

Net income/loss per share is defined as net income/loss available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income/loss available to common shareholders is defined as net income/loss less preferred dividends. Operating earnings/loss is defined as net income/loss available to common shareholders excluding after-tax net realized and unrealized gains/losses on investments, after-tax net foreign exchange gains/losses and certain after-tax interest in earnings/losses of equity investments. Operating earnings/loss per share is defined as operating earnings/loss divided by the weighted average number of fully diluted shares outstanding for the period.

The Company uses operating earnings, diluted operating earnings per share and annualized operating return on beginning diluted book value per common and common share equivalents outstanding to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of after-tax net realized and unrealized gains/losses on investments, after-tax net foreign exchange gains/losses, and the after-tax interest in earnings/losses of equity investments, where the investee’s operations are not

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

insurance or reinsurance related and where the Company does not control the investee companies’ activities. The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other operating expenses. The Company also uses combined ratio to measure results for the Non-life segment. The combined ratio is the sum of the technical and other operating expense ratios. The Company uses allocated underwriting result as a measure of underwriting performance for its Life operations. This metric is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses. The Company uses total capital, which is defined as total shareholders’ equity, long-term debt, senior notes and CENts, to manage the capital structure of the Company.

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines, mortality, longevity and health, and alternative risk products. For the year ended December 31, 2011, total revenues were $5.4 billion. At June 30, 2012, total assets were $23.1 billion, total capital was $7.5 billion and total shareholders’ equity was $6.7 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Contacts:	PartnerRe Ltd. (441) 292-0888 Investor Contact: Robin Sidders Media Contact: Celia Powell	Sard Verbinnen & Co. (212) 687-8080 Drew Brown/Briana Kelly

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

PartnerRe Ltd.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Expressed in thousands of U.S. dollars, except share and per share data)

(Unaudited)

	For the three months ended June 30, 2012	For the three months ended June 30, 2011	For the six months ended June 30, 2012	For the six months ended June 30, 2011

Revenues
Gross premiums written	$1,163,243	$1,082,205	$2,730,726	$2,639,766

Net premiums written	$1,136,046	$1,056,467	$2,609,331	$2,526,887
(Increase) decrease in unearned premiums	(45,168)	50,978	(528,623)	(354,853)

Net premiums earned	1,090,878	1,107,445	2,080,708	2,172,034
Net investment income	153,506	158,328	300,402	309,962
Net realized and unrealized investment gains (losses)	38,132	78,199	230,867	(34,000)
Other income	2,654	1,596	5,400	3,408

Total revenues	1,285,170	1,345,568	2,617,377	2,451,404

Expenses
Losses and loss expenses and life policy benefits	706,137	814,523	1,282,623	2,421,740
Acquisition costs	232,723	229,251	444,330	437,100
Other operating expenses	106,184	113,694	204,358	217,991
Interest expense	12,223	12,214	24,443	24,514
Amortization of intangible assets	8,893	9,165	17,786	17,992
Net foreign exchange gains	(7,770)	(8,737)	(5,181)	(9,433)

Total expenses	1,058,390	1,170,110	1,968,359	3,109,904

Income (loss) before taxes and interest in (losses) earnings of equity investments	226,780	175,458	649,018	(658,500)
Income tax expense	50,136	50,085	117,310	23,828
Interest in (losses) earnings of equity investments	(498)	(1,188)	4,579	(443)

Net income (loss)	$176,146	$124,185	$536,287	$(682,771)

Preferred dividends	$15,405	$8,631	$30,811	$17,263

Operating earnings (loss) available to common shareholders	$142,018	$67,153	$323,713	$(668,419)

Comprehensive income (loss), net of tax	$158,044	$128,568	$534,281	$(640,842)

Per share data:
Earnings (loss) per common share:
Basic operating earnings (loss)	$2.22	$0.99	$5.01	$(9.86)
Net realized and unrealized investment gains (losses), net of tax	0.29	0.61	2.75	(0.70)
Net foreign exchange gains (losses), net of tax	0.02	0.13	(0.01)	0.24
Interest in (losses) earnings of equity investments, net of tax	(0.01)	(0.02)	0.07	—

Basic net income (loss)	$2.52	$1.71	$7.82	$(10.32)

Weighted average number of common shares outstanding	63,816,027	67,628,052	64,610,127	67,811,366

Diluted operating earnings (loss)	$2.20	$0.98	$4.97	$(9.86)
Net realized and unrealized investment gains (losses), net of tax	0.29	0.60	2.73	(0.70)
Net foreign exchange gains (losses), net of tax	0.02	0.13	(0.01)	0.24
Interest in (losses) earnings of equity investments, net of tax	(0.01)	(0.02)	0.07	—

Diluted net income (loss)	$2.50	$1.69	$7.76	$(10.32)

Weighted average number of common shares and common share equivalents outstanding	64,423,036	68,442,300	65,132,928	67,811,366
Dividends declared per common share	$0.62	$0.60	$1.24	$1.15

PartnerRe Ltd.

Consolidated Balance Sheets

(Expressed in thousands of U.S. dollars, except per share and parenthetical share and per share data)

(Unaudited)

	June 30, 2012	December 31, 2011
Assets
Investments:
Fixed maturities, trading securities, at fair value	$13,619,948	$13,941,829
Short-term investments, trading securities, at fair value	31,984	42,571
Equities, trading securities, at fair value	1,050,017	944,691
Other invested assets	329,996	358,154

Total investments	15,031,945	15,287,245
Funds held – directly managed	1,233,008	1,268,010
Cash and cash equivalents, at fair value, which approximates amortized cost	1,512,418	1,342,257
Accrued investment income	160,392	189,074
Reinsurance balances receivable	2,358,432	2,059,976
Reinsurance recoverable on paid and unpaid losses	434,083	397,788
Funds held by reinsured companies	783,311	796,290
Deferred acquisition costs	620,277	547,202
Deposit assets	256,607	241,513
Net tax assets	37,711	66,574
Goodwill	455,533	455,533
Intangible assets	116,081	133,867
Other assets	72,165	70,044

Total assets	$23,071,963	$22,855,373

Liabilities
Unpaid losses and loss expenses	$10,661,012	$11,273,091
Policy benefits for life and annuity contracts	1,635,547	1,645,662
Unearned premiums	2,008,384	1,448,841
Other reinsurance balances payable	496,020	443,873
Deposit liabilities	256,773	249,382
Net tax liabilities	309,630	297,153
Accounts payable, accrued expenses and other	186,015	208,840
Debt related to senior notes	750,000	750,000
Debt related to capital efficient notes	70,989	70,989

Total liabilities	16,374,370	16,387,831

Shareholders’ Equity
Common shares (par value $1.00; issued: 2012, 85,141,999 shares; 2011, 84,766,693 shares)	85,142	84,767
Preferred shares (par value $1.00; issued and outstanding: 2012 and 2011, 35,750,000 shares; aggregate liquidation value: 2012 and 2011, $893,750)	35,750	35,750
Additional paid-in capital	3,831,921	3,803,796
Accumulated other comprehensive loss:
Currency translation adjustment	2,317	4,267
Other accumulated comprehensive loss	(16,967)	(16,911)
Retained earnings	4,460,655	4,035,103
Common shares held in treasury, at cost (2012, 22,584,510 shares; 2011, 19,444,365 shares)	(1,701,225)	(1,479,230)

Total shareholders’ equity	6,697,593	6,467,542

Total liabilities and shareholders’ equity	$23,071,963	$22,855,373

Shareholders’ Equity Per Common Share (excluding preferred shares: 2012 and 2011, $893,750)	$92.78	$85.33

Diluted Book Value Per Common Share and Common Share Equivalents Outstanding (assuming exercise of all share-based awards)	$91.88	$84.82

Number of Common Share and Common Share Equivalents Outstanding	63,164,499	65,715,708

PartnerRe Ltd.

Segment Information

(Expressed in millions of U.S. dollars)

(Unaudited)

For the three months ended June 30, 2012

	North America	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life segment	Life segment	Corporate and Other	Total

Gross premiums written	$271	$130	$400	$159	$960	$200	$3	$1,163

Net premiums written	$270	$128	$391	$145	$934	$199	$3	$1,136
Decrease (increase) in unearned premiums	20	36	(28)	(72)	(44)	1	(2)	(45)

Net premiums earned	$290	$164	$363	$73	$890	$200	$1	$1,091
Losses and loss expenses and life policy benefits	(185)	(119)	(213)	(16)	(533)	(173)	—	(706)
Acquisition costs	(69)	(39)	(93)	(6)	(207)	(26)	—	(233)

Technical result	$36	$6	$57	$51	$150	$1	$1	$152

Other income					—	1	2	3
Other operating expenses					(66)	(13)	(27)	(106)

Underwriting result					$84	$(11)	n/a	$49
Net investment income						17	136	153

Allocated underwriting result (1)						$6	n/a	n/a

Net realized and unrealized investment gains							38	38
Interest expense							(12)	(12)
Amortization of intangible assets							(9)	(9)
Net foreign exchange gains							8	8
Income tax expense							(50)	(50)
Interest in losses of equity investments							(1)	(1)

Net income							n/a	$176

Loss ratio (2)	63.7%	72.3%	58.8%	22.5%	59.9%

Acquisition ratio (3)	23.8	23.9	25.5	8.3	23.2

Technical ratio (4)	87.5%	96.2%	84.3%	30.8%	83.1%
Other operating expense ratio (5)					7.5

Combined ratio (6)					90.6%

For the three months ended June 30, 2011

	North America	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life segment	Life segment	Corporate and Other	Total

Gross premiums written	$242	$122	$350	$169	$883	$195	$4	$1,082

Net premiums written	$242	$121	$333	$161	$857	$195	$4	$1,056
Decrease (increase) in unearned premiums	19	72	8	(51)	48	6	(3)	51

Net premiums earned	$261	$193	$341	$110	$905	$201	$1	$1,107
Losses and loss expenses and life policy benefits	(190)	(127)	(206)	(123)	(646)	(166)	(2)	(814)
Acquisition costs	(63)	(53)	(78)	(9)	(203)	(26)	—	(229)

Technical result	$8	$13	$57	$(22)	$56	$9	$(1)	$64
Other income					—	—	1	1
Other operating expenses					(71)	(13)	(30)	(114)

Underwriting result					$(15)	$(4)	n/a	$(49)
Net investment income						16	142	158

Allocated underwriting result (1)						$12	n/a	n/a

Net realized and unrealized investment gains							78	78
Interest expense							(12)	(12)
Amortization of intangible assets							(9)	(9)
Net foreign exchange gains							9	9
Income tax expense							(50)	(50)
Interest in losses of equity investments							(1)	(1)

Net income							n/a	$124

Loss ratio (2)	72.8%	65.9%	60.3%	111.7%	71.4%

Acquisition ratio (3)	24.1	27.6	22.9	8.1	22.4

Technical ratio (4)	96.9%	93.5%	83.2%	119.8%	93.8%

Other operating expense ratio (5)					7.9

Combined ratio (6)					101.7%

(1)	Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.
(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6)	Combined ratio is defined as the sum of the technical ratio and the other operating expense ratio.

PartnerRe Ltd.

Segment Information

(Expressed in millions of U.S. dollars)

(Unaudited)

For the six months ended June 30, 2012

	North America	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life segment	Life segment	Corporate and Other	Total

Gross premiums written	$613	$477	$817	$401	$2,308	$417	$6	$2,731

Net premiums written	$611	$474	$744	$360	$2,189	$414	$6	$2,609
Increase in unearned premiums	(84)	(150)	(73)	(197)	(504)	(20)	(4)	(528)

Net premiums earned	$527	$324	$671	$163	$1,685	$394	$2	$2,081
Losses and loss expenses and life policy benefits	(317)	(217)	(408)	(19)	(961)	(322)	—	(1,283)
Acquisition costs	(134)	(78)	(162)	(15)	(389)	(55)	—	(444)

Technical result	$76	$29	$101	$129	$335	$17	$2	$354

Other income					1	2	2	5
Other operating expenses					(129)	(26)	(49)	(204)

Underwriting result					$207	$(7)	n/a	$155

Net investment income						33	267	300

Allocated underwriting result (1)						$26	n/a	n/a

Net realized and unrealized investment gains							231	231
Interest expense							(24)	(24)
Amortization of intangible assets							(18)	(18)
Net foreign exchange gains							5	5
Income tax expense							(117)	(117)
Interest in earnings of equity investments							4	4

Net income							n/a	$536

Loss ratio (2)	60.1%	67.0%	60.8%	11.3%	57.0%

Acquisition ratio (3)	25.5	23.9	24.2	9.5	23.1

Technical ratio (4)	85.6%	90.9%	85.0%	20.8%	80.1%

Other operating expense ratio (5)					7.7

Combined ratio (6)					87.8%

For the six months ended June 30, 2011

	North America	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non-life segment	Life segment	Corporate and Other	Total
Gross premiums written	$581	$440	$724	$486	$2,231	$403	$6	$2,640

Net premiums written	$581	$437	$648	$453	$2,119	$402	$6	$2,527
(Increase) decrease in unearned premiums	(60)	(63)	10	(220)	(333)	(17)	(5)	(355)

Net premiums earned	$521	$374	$658	$233	$1,786	$385	$1	$2,172
Losses and loss expenses and life policy benefits	(365)	(277)	(427)	(1,040)	(2,109)	(311)	(2)	(2,422)
Acquisition costs	(129)	(93)	(158)	(1)	(381)	(56)	—	(437)

Technical result	$27	$4	$73	$(808)	$(704)	$18	$(1)	$(687)
Other income					2	—	1	3
Other operating expenses					(137)	(25)	(56)	(218)

Underwriting result					$(839)	$(7)	n/a	$(902)
Net investment income						31	279	310

Allocated underwriting result (1)						$24	n/a	n/a
Net realized and unrealized investment losses							(34)	(34)
Interest expense							(24)	(24)
Amortization of intangible assets							(18)	(18)
Net foreign exchange gains							9	9
Income tax expense							(24)	(24)
Interest in losses of equity investments							—	—

Net loss							n/a	$(683)

Loss ratio (2)	70.0%	74.0%	64.9%	446.3%	118.0%

Acquisition ratio (3)	24.8	25.0	24.0	0.3	21.4

Technical ratio (4)	94.8%	99.0%	88.9%	446.6%	139.4%

Other operating expense ratio (5)					7.7

Combined ratio (6)					147.1%